UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2005

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18167 U.S. Highway 19, North, Suite 300, Clearwater, Florida		33764
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On October 26, 2005, MarineMax, Inc. issued a press release announcing its results of operations for the fourth fiscal quarter and fiscal year ended September 30, 2005. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As previously announced, based on current business conditions, retail trends and other factors, MarineMax, Inc. is updating its previously announced guidance for fiscal 2006 earnings to the range of $1.85 to $1.95 per diluted share from the range of $1.95 to $2.00 per diluted share. In determining this updated guidance, the Company assumed same-store sales growth in the low to mid single digits rather than the high single digits as reported in the press release dated October 26, 2005.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release of MarineMax, Inc. dated October 26, 2005, reporting the financial results for the fourth fiscal quarter and fiscal year ended September 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

October 26, 2005	By:	/s/ Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer, and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of MarineMax, Inc. dated October 26, 2005, reporting the financial results for the fourth fiscal quarter and fiscal year ended September 30, 2005.